Exhibit 10.50

MATTEL, INC.

HOURLY EMPLOYEE PERSONAL INVESTMENT PLAN

THIRD AMENDMENT TO THE JANUARY 1, 2006 RESTATEMENT

WHEREAS, Mattel, Inc. (the “Company”) desires to amend the Plan to reflect recent regulatory and legislative changes required by the Pension Protection Act of 2006, and the Worker, Retiree and Employer Recovery Act of 2008;

NOW THEREFORE, the Plan is hereby amended effective as of January 1, 2008, unless otherwise specified herein, as follows:

1. The following sentence shall be added to the end of Section 3.1(a):

“For purposes of determining satisfaction of the service requirements, a requirement of six (6) months of service shall be deemed to be a requirement of one hundred eighty (180) days of service.”

2. Section 3.2(b) shall be amended to read as follows:

“(b) Each Eligible Employee shall be entitled to commence participation in this Plan with respect to Company Contributions, Before-Tax Contributions, Company Matching Contributions and After-Tax Contributions as of the date he satisfies the eligibility requirements of Section 3.1.”

3. The first sentence of Section 5.6(a) is amended to read as follows:

“In the event that due to error or otherwise, a Participant’s Before-Tax Contributions under this Plan exceed the Deferral Limitation for any calendar year (but without regard to amounts of compensation deferred under any other plan), the excess Before-Tax Contributions for the Plan Year, if any, together with income allocable to such amount for such Plan Year (and, to the extent required by the Code, income allocable to such amount for the Plan Year in which distributed) shall be distributed to the Participant on or before the first April 15 following the close of the calendar year in which such excess contribution is made.”

4. The first sentence of Section 5.6(b) is amended to read as follows:

“If in any calendar year a Participant makes Before-Tax Contributions under this Plan and additional elective deferrals, within the meaning of Code Section 402(g)(3), under any other plan maintained by the Company or an Affiliated Company, and the total amount of the Participant’s elective deferrals under this Plan and all such other plans exceed the Deferral Limitation, the Company and each Affiliated Company maintaining a plan under which the Participant made any elective deferrals shall notify the affected plans in writing, and corrective distributions of the excess elective deferrals, and any income allocable to such amount for such Plan Year (and, to the extent required by the Code, income allocable to such amount for the Plan Year in which distributed) shall be made from one or more such plans, to the extent determined by the Company and each Affiliated Company.”

5. The following sentence shall be added to the end of Section 6.4(c):

“Any distribution of an excess contribution pursuant to this Section 6.4 shall include any Trust gains or other income allocable to the distributed contribution while held in the Trust but need not include Trust gains and income for the Plan Year in which distributed except to the extent required by the Code.”

6. Section 6.6(v) shall be amended to read as follows:

“(v) In the case of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or any portion of his interest therein shall be invested, the Committee shall prescribe rules which shall require that the Accounts of such Participant be invested in a default fund selected by the Committee for such purpose.”

7. Effective January 1, 2009, the following new paragraph shall be added to the end of Section 8.5(a):

“Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions for a year as described in this Section 8.5(a) but for the enactment of Code Section 401(a)(9)(H) (“Waived Distributions”), and who would have satisfied that requirement by receiving such Waived Distributions, will not receive those distributions for any calendar year in which such distributions are waived pursuant to Code Section 401(a)(9)(H) unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the Waived Distributions. Participants and Beneficiaries may not elect to receive Waived Distributions in a direct rollover as described in Section 8.8.”

8. Section 8.8(a) is amended to read as follows:

“(a) To the extent required by Section 401(a)(31) of the Code, a Participant who is eligible to receive payment of his Distributable Benefit shall be entitled to elect a direct rollover of all or part of his Distributable Benefit to an eligible retirement plan. For purposes of this Section, an “eligible retirement plan” shall mean any plan described in Code Section 402(c)(8)(B), which, effective for distributions on and after December 31, 2007 shall include a Roth IRA described in Code Section 408A(b), the terms of which permit the acceptance of a direct rollover from a qualified plan. The portion of a Participant’s Distributable Benefit consisting of after-tax contributions which are not includible in income shall be eligible for a direct rollover in accordance with this Section;

provided that, prior to January 1, 2007, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code. Effective on and after December 31, 2006, the portion of a Participant’s Distributable Benefit consisting of after-tax contributions which are not includible in income shall also be eligible for a direct rollover to a defined benefit plan described in Section 401(a) or 403(a) of the Code or to an annuity contract described in Code Section 403(b). Notwithstanding the foregoing, a direct rollover of a Participant’s Distributable Benefit consisting of after-tax contributions which are not includible in income may be made only to an account or plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such Distributable Benefit which is includible in gross income and the portion of such Distributable Benefit which is not so includible in gross income.”

9. The first sentence of Section 8.8(c) is amended to read as follows:

“At least thirty (30) days, but not more than ninety (90) days, prior to the date a Participant’s Distributable Benefit becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his Distributable Benefit to an eligible retirement plan.”

10. The subparagraphs of Section 8.8 shall be renumbered to correct the duplicate Section 8.8(d) such that after the first Section 8.8(d) the remaining Sections shall be numbered 8.8(e), 8.8(f) and 8.8(g) respectively.

11. The following new Section 8.8(h) is added to the Plan effective as of January 1, 2007:

“(h) For distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder may elect a direct rollover, of all or any portion of an eligible rollover distribution within the meaning of Code Section 402(c)(4) to such non-spouse beneficiary, to an individual retirement account established for this purpose. Any such distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31), including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). A non-spouse beneficiary who receives a distribution from the Plan is not eligible for a 60-day rollover.”

12. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 15th day of December, 2009, effective as of the date set forth above.

MATTEL, INC.

By:	/s/ Alan Kaye

Name:	Alan Kaye

Title:	SVP Human Resources

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